EXHIBIT 99.1

FOR IMMEDIATE RELEASE:     September 11, 2003

CONTACT:          Kevin Hardy
                  Chief Financial Officer
                  SOS Staffing Services, Inc.
                  801-484-4400


SOS STAFFING SERVICES, INC. ANNOUNCES MERGER

SALT LAKE CITY, UTAH--SOS Staffing Services, Inc., (the "Company") (NASDAQ/SmallCap: SOSSD), a Utah Corporation, announced today that it has reached a definitive merger agreement (the "Agreement") with Hire Calling Holding Company, (the "Buyer") an Oregon Corporation, providing for the merger of the Company with a wholly owned subsidiary of the Buyer.

Under the terms of the Agreement, the Buyer will own 100 percent of the Company's outstanding common stock. The Company's stockholders will receive approximately $1.37 per common share to be paid in cash. The Company has negotiated with its lenders whereby the Buyer will fund the Company's retirement of all of its outstanding debt at a substantial discount. Additionally, the Buyer will assume responsibility for collateralizing the Company's workers' compensation program. The Company will continue to do business as SOS Staffing Services and also continue to be based in Salt Lake City, Utah. Following the merger the Company will be delisted from the Nasdaq SmallCap Market and will no longer be publicly traded.

The Board of Directors of the Company, upon the recommendation of all of the outside, independent directors, has unanimously approved the transaction and is recommending that stockholders approve the merger.

JoAnn Wagner, Chairman of the Board and Chief Executive Officer of the Company, said: "The merger provides significant additional resources for the Company to continue to provide superior service to our customers, ensure the security of our employees, and is in the best interest of our stakeholders. We look forward to the growth opportunities and financial strength provided by the affiliation with another well-known staffing company. "

Ms. Wagner also added that, "We look forward to our future as part of the Hire Calling Holding Company group and access to new markets. Management of both companies believe that the transaction offers the opportunity for continuity and significant enhancement of the depth and breadth of each of our staffing businesses."

The foregoing summary is a general description of certain pricing and related terms contained in the definitive agreement for the proposed transaction, and is qualified in its entirety by reference to the definitive agreement, a copy of which will be filed by the Company with the United States Securities and Exchange Commission (the "SEC"). The Company expects to file a proxy with the SEC shortly and plans to distribute the proxy by the end of September. Investors and security holders of the Company are urged to read the proxy and other relevant materials when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain a copy of these materials (when they are publicly available) and other documents filed with the SEC at the SEC's web site at www.sec.gov.

         SOS Staffing Services, Inc. is a provider of commercial staffing and employment-related services, operating through a network of approximately 75 offices in 13 states.

Hire Calling, Inc., an affiliate of Hire Calling Holding Company, was founded in 1974. From its beginnings in Medford, Oregon, Hire Calling has become one of the largest, privately held staffing firms in the Pacific Northwest with branches in Oregon, Washington, and Alaska. Hire Calling, Inc. is a full service staffing solutions provider serving the Pacific Northwest business community for more than 25 years.


IMPORTANT NOTE:
Statements in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements include, without limitation, earnings projections. Each such statement encompasses the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "projects," "expects," "intends," "believes," "anticipates," "likely," "hopes" and other words of similar meaning also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers are cautioned that all forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those anticipated in such statements including, without limitation, the Company's ability to attract and retain the staff, temporary and other employees needed to implement the Company's business plan and to meet customer needs, economic fluctuations, existing and emerging competition, changes in demand for the Company's services, availability of workers' compensation insurance, and the ability of the Company to obtain adequate financing to fund operations. Risk factors, cautionary statements and other conditions, including economic, competitive, governmental and technology factors, that could cause actual results to differ from the Company's current expectations are discussed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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